UNITED STATES
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LCA-Vision Inc.
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On February 5, 2009, LCA-Vision Inc. issued the following press release.

LCA-Vision to Hold Corporate Update Conference Call
and Q&A Session on February 6

CINCINNATI, February 5, 2009 – LCA-Vision Inc. (NASDAQ: LCAV), a leading provider of laser vision correction services under the LasikPlus® brand, announces that Chief Executive Officer Steven C. Straus and Chief Financial Officer Michael J. Celebrezze will hold a conference call and question-and-answer session on Friday, February 6 at 10:00 a.m. Eastern time to discuss management’s plan to drive growth and build stockholder value.  An accompanying slide presentation will be available on the Investor Relations section of the Company’s website at www.lasikplus.com.

To access the conference call, dial 866-322-1352 (United States and Canada) or 706-634-1308 (international callers).  Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the company’s website at www.lasikplus.com.

A telephone replay of the conference call will be available for 48 hours beginning early in the week of February 9 by dialing 800-642-1687 (United States and Canada) or 706-645-9291 (international callers) and entering the conference ID number: 845 45 005.  A webcast replay of the conference call will be archived beginning early in the week of February 9.

Disclaimer
In connection with a consent solicitation by certain stockholders to remove and replace the Board of Directors of the Company, the Company has filed a preliminary consent revocation statement solicitation with the Securities and Exchange Commission. THE COMPANY URGES INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

LCA-Vision Inc. and its directors and certain executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the preliminary consent revocation statement.

Stockholders are able to obtain, free of charge, copies of the consent revocation statement and any other documents filed by the Company with the SEC in connection with the consent solicitation at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.lasikplus.com, or by contacting Georgeson, 199 Water Street, 26th Floor, New York, NY 10038 by calling (212) 440-9800 (bankers and brokers) or toll-free (800) 457-0109 (all others).

About LCA-Vision Inc./LasikPlus®
LCA-Vision Inc., a leading provider of laser vision correction services under the LasikPlus® brand, operates 75 LasikPlus® fixed-site laser vision correction centers in 32 states and 57 markets in the United States and a joint venture in Canada. Additional company information is available at www.lca-vision.com and www.lasikplus.com.

Earning Trust Every Moment.

Transforming Lives Every Day.

For Additional Information

Company Contact:	Investor Relations Contact:
Barb Kise	Jody Cain
LCA-Vision Inc	Lippert/Heilshorn & Associates
513-792-9292	310-691-7100

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